Exhibit 10-41

                       FRONTIER CORPORATION

               SUPPLEMENTAL MANAGEMENT PENSION PLAN

         Amendment No. 8 to September 1, 1989 Restatement



          Pursuant to Article Six, the Plan is amended, effective
January 1, 1995, by adding the following new Article Four A immediately following current Article Four:

                          ARTICLE FOUR A

                          Other Benefits

          The Committee on Management may approve, individually or on a group basis, benefits that are in addition to the benefits provided in Article Four, including benefits to an employee of the Company or of an affiliated company even though such employee is not otherwise eligible to receive benefits under Article Four.
In all such instances, however, the employee must be within a "select group of management or highly-compensated employees" as this phrase is used in Title I of ERISA. In the event such other benefits are provided, the following information with respect to such benefits shall be listed on Schedule A attached hereto:

          - the name of the employee or the class of employees to whom such other benefits will be paid

          - the amount of such benefits or the formula by which the benefit amounts may be determined and their frequency (e.g., benefits that are payable each month, year or other payment period)

          - the form of benefit (e.g., a life annuity, a joint and survivor annuity, or installment payments)

          -    the date or the employee's age when benefits commence

          - any ancillary benefits that may be payable, e.g., death, disability or early retirement benefits)

          - any other terms and conditions that reflect the obligation to pay benefits as approved by the Committee on Management.

          The provisions of this Plan, other than Articles Three and Four, shall apply to the benefits payable under this Article Four
A unless the context suggests otherwise or the Committee on Management, in its sole discretion, provides otherwise.

          IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment on its behalf this 18th day of September, 1995.

                                   FRONTIER CORPORATION

                                       /s/ Josephine S. Trubek
                                   By  --------------------------
                                        Josephine S. Trubek
                                        Corporate Secretary